Exhibit 99.4

KAIXIN AUTO GROUP

FINANCIAL STATEMENTS

KAIXIN AUTO GROUP

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share and per share data, or otherwise noted)

	As of December 31,	As of March 31,
	2018	2019
ASSETS
Current assets:
Cash and cash equivalents	$7,950	$4,005
Restricted cash	5,818	5,960
Accounts receivable	1,480	2,241
Financing receivable (net of allowances of $6,365 and $6,470 as of December 31, 2018 and March 31, 2019, respectively)	3,486	3,259
Prepaid expenses and other current assets	38,714	46,110
Inventory	57,950	45,488
Total current assets	115,398	107,063
Goodwill	75,021	76,858
Property and equipment, net	813	727
Right-of-use lease assets	—	5,088
Total non-current assets	75,834	82,673
TOTAL ASSETS	$191,232	$189,736
LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable (including accounts payable of the consolidated VIEs without recourse to Kaixin Auto Group of $4,675 and $4,982 as of December 31, 2018 and March 31, 2019, respectively)	$4,975	$5,142
Convertible loan	—	20,000
Short-term debt (including short-term debt of the consolidated VIEs without recourse to Kaixin Auto Group of $29,816 and $21,084 as of December 31, 2018 and March 31, 2019, respectively)	49,887	26,746
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of the consolidated VIEs without recourse to Kaixin Auto Group of $8,030 and $9,491, as of December 31, 2018 and March 31, 2019, respectively)	10,644	10,945
Short-term lease liabilities (including short-term lease liabilities of the consolidated VIEs without recourse to Kaixin Auto Group of $nil and $ 1,351 as of December 31, 2018 and March 31, 2019, respectively)	—	1,896
Amounts due to related parties (including amount due to related parties of the consolidated VIEs without recourse to Kaixin Auto Group of $6,683 and $6,757 as of December 31, 2018 and March 31, 2019, respectively)	78,108	77,613
Advance from customers (including advance from customers of the consolidated VIEs without recourse to Kaixin Auto Group of $4,078 and $862 as of December 31, 2018 and March 31, 2019, respectively)	4,078	862
Contingent consideration (including contingent consideration of the consolidated VIEs without recourse to Kaixin Auto Group of $11,929 and $14,250 as of December 31, 2018 and March 31, 2019, respectively)	11,929	14,250
Income tax payable (including income tax payable of the consolidated VIEs without recourse to Kaixin Auto Group of $6,845 and $7,315 as of December 31, 2018 and March 31, 2019, respectively)	7,590	8,127
Total current liabilities	167,211	165,581
Long-term liabilities:
Long-term contingent consideration (including long-term contingent consideration of the consolidated VIEs without recourse to Kaixin Auto Group $88,098 and $105,097 as of December 31, 2018 and March 31, 2019, respectively)	93,741	111,829
Long-term lease liabilities (including long-term lease liabilities of the consolidated VIEs without recourse to Kaixin Auto Group $nil and $ 2,920 as of December 31, 2018 and March 31, 2019, respectively)	—	2,920
Total non-current liabilities	93,741	114,749
TOTAL LIABILITIES	$260,952	$280,330

Deficit
Ordinary shares, 800,000,000 shares authorized at par value of $0.0001 each, 160,000,000 and 160,000,000 shares issued and outstanding as of December 31, 2018 and March 31, 2019, respectively	$16	$16
Additional paid-in capital	38,561	38,928
Accumulated deficit	(146,073)	(165,581)
Subscription receivable	(16)	(16)
Statutory reserves	4,004	4,004
Accumulated other comprehensive income	1,382	991
Total Kaixin Auto Group’s deficit	(102,126)	(121,658)
Non-controlling interest	32,406	31,064
Total deficit	(69,720)	(90,594)
TOTAL LIABILITIES AND DEFICIT	$191,232	$189,736

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KAIXIN AUTO GROUP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share and per share data, or otherwise noted)

	For the three-month periods ended March 31,
	2018	2019
Net revenues:
Automobile sales	$92,856	$102,620
Financing income	2,123	—
Others	2,352	2,026
Total net revenues	97,331	104,646
Cost of revenues:
Automobile sales	88,277	98,472
Cost of financing income	2,178	—
Others	53	57
Total cost of revenues	90,508	98,529
Gross profit	6,823	6,117
Operating expenses:
Selling and marketing	6,767	4,359
Research and development	1,152	974
General and administrative	10,129	2,817
Total operating expenses	18,048	8,150
Loss from operations	(11,225)	(2,033)
Other income	215	1,102
Fair value change of contingent consideration	(7,139)	(17,733)
Interest income	339	43
Interest expenses	(1,129)	(630)
Loss before provision of income tax and noncontrolling interest, net of tax	(18,939)	(19,251)
Income tax expenses	(876)	(365)
Loss from continuing operations	$(19,815)	$(19,616)
Discontinued operations:
Loss from discontinued operations, net of taxes of $nil and $nil For the three months ended March 31, 2018 and 2019	(1,279)	—
Net loss	(21,094)	(19,616)
Net loss attributable to the non-controlling interest	(20)	(108)
Net loss from continuing operations attributable to Kaixin Auto Group	(19,795)	(19,508)
Net loss from discontinued operations attributable to Kaixin Auto Group	(1,279)	—
Net loss attributable to Kaixin Auto Group	$(21,074)	$(19,508)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KAIXIN AUTO GROUP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands of US dollars, except share and per share data, or otherwise noted)

	For the three-month periods ended March 31,
	2018	2019

Net loss per share:
Net loss per share from continuing operations attributable to Kaixin Auto Group:
Basic and diluted	$(0.12)	(0.12)

Net loss per share from discontinued operations attributable to Kaixin Auto Group:
Basic and diluted	$(0.01)	—

Net loss per share attributable to Kaixin Auto Group:
Basic and diluted	$(0.13)	(0.12)

Weighted average number of shares used in calculating net loss per share from continuing operations attributable to Kaixin Auto Group:
Basic and diluted	160,000,000	160,000,000

Weighted average number of shares used in calculating net loss income per share from discontinued operations attributable to Kaixin Auto Group:
Basic and diluted	160,000,000	160,000,000

KAIXIN AUTO GROUP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands of US dollars, except share and per share data, or otherwise noted)

	For the three-month periods ended March 31,
	2018	2019
Net loss	$(21,094)	$(19,616)
Other comprehensive income, net of tax:
Foreign currency translation	2,061	(391)
Other comprehensive income (loss)	2,061	(391)
Comprehensive loss	(19,033)	(20,007)
Less: Comprehensive income attributable to noncontrolling interest	1,425	749
Comprehensive loss attributable to Kaixin Auto Group	$(20,458)	$(20,756)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

KAIXIN AUTO GROUP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(In thousands of US dollars, except share and per share data, or otherwise noted)

	Ordinary shares		Subscription	Additional paid-in	Accumulated	Statutory	Accumulated other comprehensive income	Total Kaixin Auto Group’s	Non- controlling	Total equity
	Shares	Amount	receivable	capital	Deficit	reserves	(loss)	Equity (deficit)	interest	(deficit)
Balance at January 1, 2018	160,000,000	$16	$(16)	$18,654	$(56,858)	$4,004	$978	$(33,222)	$34,653	$1,431
Stock-based compensation	—	—	—	6,850	—	—	—	6,850	—	6,850
Other comprehensive income	—	—	—	—	—	—	616	616	1,445	2,061
Contribution from Renren Inc.	—	—	—	588	—	—	—	588	—	588
Noncontrolling interest arising from acquisitions	—	—	—	—	—	—	1,445	1,445	723	2,168
Capital contribution from non-controlling interest shareholders	—	—	—	4,311	—	—	—	4,311	3,232	7,543
Net loss	—	—	—	—	(21,074)	—	—	(21,074)	(20)	(21,094)
Balance at March 31, 2018	160,000,000	$16	$(16)	$30,403	$(77,932)	$4,004	$3,039	$(40,486)	$40,033	$(453)
Balance at January 1, 2019	160,000,000	$16	$(16)	$38,561	$(146,073)	$4,004	$1,382	$(102,126)	$32,406	$(69,720)
Stock-based compensation	—	—	—	526	—	—	—	526	—	526
Other comprehensive income	—	—	—	—	—	—	(1,248)	(1,248)	857	(391)
Termination of after-sales service center	—	—	—	(81)	—	—	63	(18)	(749)	(767)
Purchase Non-controlling interest	—	—	—	(187)			(48)	(235)	(1,342)	(1,577)
Noncontrolling interest arising from prior year acquisitions	—	—	—	—	—	—	842	842	—	842
Contribution from Renren Inc.	—	—	—	109	—	—	—	109	—	109
Net loss	—	—	—	—	(19,508)	—	—	(19,508)	(108)	(19,616)
Balance at March 31, 2019	160,000,000	$16	$(16)	$38,928	$(165,581)	$4,004	$991	$(121, 658)	$31,064	$(90,594)

The accompanying notes are integral part of these unaudited condensed consolidated financial statements.

KAIXIN AUTO GROUP

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars, or otherwise noted)

	For the three-month periods ended March 31,
	2018	2019
Cash flows from operating activities:
Net loss	$(21,094)	$(19,616)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	13	64
Share-based compensation	7,416	635
Provision for financing receivable losses	—	(59)
Provision for inventory	—	(74)
Fair value change of contingent consideration	10,265	17,733
Loss on disposal of equipment	—	46
Changes in operating assets and liabilities:
Accounts receivable	262	(575)
Inventory	611	12,404
Prepaid expenses and other assets	(7,272)	(12,289)
Accounts payable	(1,734)	80
Amounts due from/to related parties	8,647	—
Accrued expenses and other liabilities	1,607	4,851
Payable to investors	(516)	—
Advance from customers	3,335	(3,299)
Income tax payable	876	365
Net cash provided by operating activities	2,416	266
Cash flows from investing activities:
Proceeds from principal repayments of financing receivable	83,005	223
Payments to provide financing receivable	(5)	—
Purchases of property and equipment	(79)	(5)
Proceeds from disposal of equipment	1	—
Acquisition of subsidiaries	(6,682)	—
Net cash provided by investing activities	76,240	218
Cash flows from financing activities:
Proceeds from investors	54,987	—
Payment to investors	(147,904)	—
Repayment of borrowings	(1,574)	(25,205)
Proceeds from borrowings	34,154	20,964
Repayment of loans from related parties	(32,545)	(107,942)
Proceeds from loans from related parties	8,019	107,582
Capital contribution by noncontrolling shareholders	7,653
Net cash used in financing activities	(77,210)	(4,601)
Net increase (decrease) in cash and cash equivalents	1,446	(4,117)
Cash and cash equivalents and restricted cash at beginning of period	64,447	13,768
Effect of exchange rate changes	2,635	314
Cash and cash equivalents and restricted cash at end of period	$68,528	$9,965
Supplemental schedule of cash flows information:
Interest paid	$2,316	$828
Schedule of non-cash activities:
Contingent consideration	1,696	—
Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$19,061	$4,005
Restricted cash	49,467	5,960
Total cash, cash equivalents, and restricted cash	$68,528	$9,965

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Kaixin Auto Group (“Kaixin Auto”), formerly known as Renren Jinkong and Renren Auto, was founded in 2011 and was incorporated in the Cayman Islands. Prior to the reorganization discussed in Note 1 in the Company’s audited consolidated financial statements for the three years ended December 31, 2018, Kaixin Auto’s operations were insignificant. Renren Inc. (the “Parent” or “Renren”) is the Company’s parent company. Renren is primarily engaged in the operations of a used car trading business. The Company, its consolidated subsidiaries, variable interest entities (“VIEs”) and VIEs’ subsidiaries (collectively referred to as the “Company”) is primarily engaged in the operation of used car sales business.

Share exchange with Kaixin Auto Holdings (“KAH”, formerly CM Seven Star Acquisition Corporation)

On November 2, 2018, the Company, Renren and KAH (former NASDAQ ticker: CMSS) agreed to a business combination under the terms of a definitive share exchange agreement (the “Business Combination”). The business combination was consummated on April 30, 2019. The following transactions were executed pursuant to the definitive share exchange agreement:

●	In the fourth quarter of 2018, Kaixin transferred its equity interests in Shandong Jieying Huaqi Auto Service Co. along with the relevant assets and liabilities to Renren for a consideration of approximately RMB133.8 million (US$20.0 million);

●

In January 2019, Kaixin Auto entered into amendment agreements with the dealership and after-sales service center operators that allowed Kaixin Auto to settle the contingent consideration related to the acquisitions of dealerships and after-sales service centers, by using shares of KAH.

On April 30, 2019, KAH acquired 100% of the issued and outstanding shares of the Company from Renren in exchange for an initial consideration of approximately 28.3 million of KAH shares upon consummation of the Business Combination;

●	On April 30, 2019, all the options granted under the Kaixin Auto Group 2018 Plan were cancelled and replaced by the awards under KAH upon the consummation of the Business Combination;

●	On April 30, 2019, Renren waived all the outstanding loans and receivables from Kaixin and/or Kaixin’s subsidiaries without recourse by Renren or any of Renren’s subsidiaries upon consummation of the Business Combination. In addition, Renren agreed to assume and be responsible for all the obligations and considerations due to the dealership and after-sales service center operators upon consummation of the Business Combination.

The VIE arrangements

For more information regarding the Company’s VIE arrangements, please refer to Note 1 in the Company’s audited consolidated financial statements for the three years ended December 31, 2018.

The following financial statement balances and amounts of the Company’s VIEs were included in the accompanying unaudited condensed consolidated financial statements after elimination of intercompany balances and transactions between the offshore companies, WFOE, VIEs and VIEs’ subsidiaries. As of December 31, 2018 and March 31, 2019, the balance of the amount payable by the VIEs and their subsidiaries to the WFOE related to the service fees were $ nil.

	As of December 31,	As of March 31,

	2018	2019
Cash and cash equivalents	$6,318	$3,047
Accounts receivable, net	3,026	2,240
Inventory	57,859	45,456
Prepaid expenses and other current assets	27,123	44,991
Total current assets	94,326	95,734
Goodwill	64,365	65,941
Property and equipment, net	155	146
Right-of-use assets	—	4,542
Total non-current assets	64,520	70,629
Total assets	$158,846	$166,363
Accounts payable	$4,675	$4,982
Short-term debt	29,816	21,084
Accrued expenses and other current liabilities	8,030	9,491
Short-term lease liabilities	—	1,351
Amounts due to related parties	6,683	6,757
Advance from customers	4,078	862
Contingent consideration	11,929	14,250
Income tax payable	6,845	7,315
Total current liabilities	72,056	66,092
Long-term contingent consideration	88,098	105,097
Long-term lease liabilities	—	2,920
Total non-current liabilities	88,098	108,017
Total liabilities	$160,154	$174,109

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The VIE arrangements (cont.)

	For the three-month periods ended March 31,
	2018	2019
Net revenues	$95,525	$104,645
Net loss	$(7,766)	$(16,558)
Loss (income) from discontinued operations	$(1,279)	$—

	For the three-month periods ended March 31,
	2018	2019
Net cash provided by (used in) operating activities	$3,688	$(8,823)
Net cash provided by (used in) investing activities	$4	$(5)
Net cash provided by financing activities	$2,572	$5,558

The VIEs contributed an aggregate of 98.1% and 100% of the consolidated net revenues for the three months ended March 31, 2018 and 2019, respectively. As of the year ended December 31, 2018 and March 31, 2019, the VIEs accounted for an aggregate of 83.1% and 87.7%, respectively, of the consolidated total assets, and 61.4%, and 62.1%, respectively, of the consolidated total liabilities. The assets not associated with the VIEs primarily consist of cash and cash equivalents, restricted cash and financing receivable.

There are no consolidated VIEs’ assets that are collateral for the VIEs’ obligations and can only be used to settle the VIEs’ obligations. There are no creditors (or beneficial interest holders) of the VIEs that have recourse to the general credit of the Company or any of its consolidated subsidiaries. There are no terms in any arrangements, considering both explicit arrangements and implicit variable interests, which require the Company or its subsidiaries to provide financial support to the VIEs. However, if the VIEs ever need financial support, the Company or its subsidiaries may, at its option and subject to statutory limits and restrictions, provide financial support to its VIEs through loans to the shareholders of the VIEs or entrustment loans to the VIEs.

Relevant PRC laws and regulations restrict the VIEs from transferring a portion of its net assets, equivalent to the balance of its statutory reserve and its share capital, to the Company in the form of loans and advances or cash dividends. Please refer to Note 16 for disclosure of restricted net assets.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Security and Exchange Commission and accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting. Certain information and footnote disclosures normally included in financial statements prepared in conformity with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these statements should be read in conjunction with the Company’s audited consolidated financial statements for the three years ended December 31, 2018.

In the opinion of the management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair presentation of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying unaudited condensed consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for each of three years ended December 31, 2018. The results of operations for the three-month periods ended March 31, 2018 and 2019 are not necessarily indicative of the results for the full years.

The financial information as of December 31, 2018 presented in the unaudited condensed consolidated financial statements is derived from the audited consolidated financial statements for the year ended December 31, 2018.

Liquidity

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to generate cash flows from operations, and the Company’s ability to arrange adequate financing arrangements, including the support from its Parent to support its working capital requirements.

As of March 31, 2019, the Company had negative working capital of $58,518, a shareholders’ deficit of $121,658, including an accumulated deficit of $165,581. For the three months ended March 31, 2019, the Company incurred losses from operations amounting to $19,616 and generated negative cash flows from operating activities amounting to $266. Prior to the consideration of management’s plans articulated below, these factors raise substantial doubt about the Company’s ability to continue as a going concern for the foreseeable future. Subsequent to March 31, 2019, the Company and KAH have entered into the following agreements, which mitigate these factors:

●	In April 2019, 58.com Holdings Inc. (“58.com”), KAH and the Company entered into a convertible loan agreement pursuant to which 58.com has agreed to invest US$1 million into Kaixin. The proceeds from the loan were received on April 30, 2019.
●

In April 2019, the Company entered into a long-term borrowing agreement with East West Bank for a total credit up to US$7.3 million. The loan bears an annual interest rate of 5.22%, and has a loan period of eighteen months.

On April 12, 2019, US$5.8 million had been extended to the Company by East West Bank, and the Company will be able to further utilize the remaining credit of U$1.5 million as needed during the loan period.

In addition to the above, the Company considered the following:

●	On April 30, 2019, Renren waived all the outstanding loans and receivables from Kaixin and/or Kaixin’s subsidiaries without recourse by Renren or any of Renren’s subsidiaries amounting to US$ 75.6 million upon the consummation of the Business Combination.
●	On May 6, 2019, the Company obtained a binding letter of financial support from Renren, whereas Renren agreed to provide continuing financial support to enable the Company to meet in full the financial obligations as they fall due from a period of twelve months from May 6, 2019.
●	Kaixin is in the process of requesting certain of their short-term loans to be extended.
●	Kaixin has the ability through inventory management techniques to raise additional liquidity.
●	Kaixin’s current liabilities balance at March 31, 2019 included $14,250 of contingent consideration which has subsequently been assumed by Renren as further disclosed in Note 1.

As a result of the above activities and plans, the Company believes that it will have adequate sources of liquidity and capital resources to support its daily operations for the next 12 months after the issuance of the consolidated financial statements.

Principles of consolidation

The consolidated financial statements of the Company include the financial statements of Kaixin Auto Group, its subsidiaries, its VIEs and VIEs’ subsidiaries. All inter-companies transactions and balances are eliminated upon consolidation.

Leases

The Company leases administrative office spaces and dealership premises in different cities in the PRC under operating leases. The Company determines whether an arrangement constitutes a lease and records lease liabilities and right-of-use assets on its consolidated balance sheets at the lease commencement. The Company measures its lease liabilities based on the present value of the total lease payments not yet paid discounted based on the more readily determinable of the rate implicit in the lease or its incremental borrowing rate, which is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease. The Company estimates its incremental borrowing rate based on an analysis of publicly traded debt securities of companies with credit and financial profiles similar to its own. The Company measures right-of-use assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Company begins recognizing rent expense when the lessor makes the underlying asset available to the Company. The Company’s leases have remaining lease terms of up to ten years, some of which include options to extend the leases for an additional period which has to be agreed with the lessors based on mutual negotiation. After considering the factors that create an economic incentive, the Company did not include renewal option periods in the lease term for which it is not reasonably certain to exercise.

For short-term leases, the Company records rent expense in its consolidated statements of operations on a straight-line basis over the lease term and record variable lease payments as incurred.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amounts of revenues and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to, revenue recognition, allowance for financing receivable, calculation of right-of-use assets and lease liabilities, deferred tax valuation allowance, income taxes, value-added taxes, impairment of goodwill, cost allocation, the purchase price allocation associated with business combinations and the fair value of contingent consideration related to business acquisitions.

Inventory

Inventory consists of the purchased used and new automobiles. Inventory is stated at the lower of cost or net realizable value. Inventory cost is determined by specific identification. Net realizable value is the estimated selling price less costs to complete, dispose and transport the vehicles. Selling prices are derived from historical data and trends, such as sales price and inventory turn times of similar vehicles, as well as independent, market resources. Each reporting period, the Company recognizes any necessary adjustments to reflect vehicle inventory at the lower of cost or net realizable value through cost of sales in the accompanying consolidated statements of operations.

Inventory write-downs are established based on management’s review on a vehicle-by-vehicle basis for slow moving and obsolete items. On a quarterly basis, the management examines an inventory report. The vehicle is considered slow moving if it has not been sold within a 90 days period since procurement, in light of the Company’s average inventory turnover days during the year ended December 31, 2018, and three month ended March 31, 2019, were 63 days and 48 days, respectively. In estimating the level of inventory write-downs for slow moving vehicles, the Company considers historical data and forecasted customer demand, such as sales price and inventory turn times of similar vehicles with similar mileage and condition, as well as independent, market information. This valuation process requires management to make judgements, based on currently available information, and assumptions about future demand and market conditions, which are inherently uncertain. To the extent that there are significant changes to estimated vehicle selling prices or decreases in demand for used vehicles, there could be significant adjustment to reflect inventory at net realizable value.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition

The Company recognizes revenue when control of the good or service has been transferred to the customer, generally either at the time of sale or upon delivery to a customer. The contracts have a fixed contract price and revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. The Company collect value added tax and other taxes from customers on behalf of governmental authorities at the time of sale. These taxes are accounted for on a net basis and are not included in net sales and operating revenues or cost of sales. The Company generally expense sales commissions when incurred because the amortization period would have been less than one year. These costs are recorded within selling expenses. The Company does not have any significant financing payment terms as payment is received at or shortly after the point of sale.

Disaggregation of Revenue

Automobile sales mainly related to sales of used car. Financing income related to revenue generated from its used car financing services, which has been excluded from the scope of the ASC 606 as it represents revenue within the scope of ASC 310, Receivables. Other revenue mainly included commission received by the Company from insurance companies for its facilitating services.

	For the three-month periods ended March 31,
	2018	2019
Automobile sales	$92,856	$102,620
Financing income	2,123	—
Others	2,352	2,026
Total	$97,331	$104,646

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Automobile sales

The Company purchases automobiles from unrelated individuals, third party dealerships or manufacturers and suppliers and sells them directly to its customers through its local dealer shops. The prices of used vehicles are set forth in the customer contracts which are agreed prior to delivery. The Company satisfies its performance obligation for used vehicle sales upon delivery when the transfer of title, risks and awards of ownership and control pass to the owner. The Company recognizes revenue at the agreed upon purchase price stated in the contract, including any delivery charges. When cash is received from customers prior to delivery of the vehicle, the Company records such cash as advance from customers in its consolidated balance sheet, which is immaterial as of March 31, 2019.

Used car financing

The Company generates revenue from its financing services business primarily through financing provided to third party used car dealers. Specifically, the Company provides short-term financing services to third party used car dealers to fund the car dealers’ cash needs for used car purchasing. The financing period is no more than six months and is secured by a pledge of the dealers’ used car with total value exceeding the principal of the financing. The Company charges a one-time upfront service fee as well as financing income on a monthly basis. The Company records financing income and service fees related to those services over the life of the underlying financing using the effective interest method on the unpaid principal amounts. The service fees collected upfront, netting the direct origination costs of the financing, are deferred and recognized as financing income as an adjustment to the yield on a straight line basis over the life of the used car financing.

Other revenue

The Company’s other revenues mainly include revenue generated from agency fees in connection with arrangement with third party dealers whereas the company facilitates sales of their cars. The Company does not control the ownership of the automobiles, but rather is acting as an agent for the third party dealers. Revenue is recognized for the net amount of commission the Company is entitled to retain in exchange for the agency service. The revenue recognized in the first three months of 2018 is immaterial. Other revenues also includes commissions received by the Company from insurance companies and banks for its facilitation services provided to assist customers obtaining related insurance and financing for their automobile purchases.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Value added taxes

Value-added tax (“VAT”) is reported as a deduction to revenue when incurred and amounted to $5,578 and $640 for the three-month period ended March 31, 2018 and 2019, respectively. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in accrued expense and other current liabilities on the consolidated balance sheet.

In 2018, the Company entered into a series of ancillary agreements to facilitate its sale of used cars for value-added tax optimization purposes. Under these ancillary agreements, when the Company sources a used car, the legal title of the car is transferred to a Shanghai Jieying’s executive, and the registration is transferred to the name of one of the dealership’s employees. The Company viewed itself as a service provider in the used car transactions, and therefore is only subject to value-added tax on the difference between the original purchase price and the retail price of the used cars.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Newly adopted accounting pronouncements

In February 2016, the FASB amended the existing accounting standards for leases, ASU 2016-02, Leases. The amendments require lessees to recognize, on the balance sheet, assets and liabilities for the rights and obligations created by leases of greater than twelve months. The accounting by lessors will remain largely unchanged from that applied under previous U.S. GAAP. The Company is required to adopt the amendments in the first quarter of fiscal 2019, with early adoption permitted.

The Company adopted the new standards in the first quarter of 2019, effective January 1, 2019, using the optional transition method, under which the new standards were applied prospectively, versus restating the prior periods presented. The Company elected the practical expedients under the transition guidance which includes the use of hindsight in determining the lease term and the practical expedient package to not reassess whether any expired or existing contracts are or contain leases, to not reassess the classification of any expired or existing leases, and to not reassess initial direct costs for any existing leases. The Company has elected not to record on the balance sheet leases with an initial term of twelve months or less. Upon adoption the Company recognized both a right-of-use assets and corresponding lease liabilities of approximately $5,088 and $4,816, respectively, on the balance sheet. The difference between the right-of-use assets and lease liabilities was due to prepaid rent. There was no impact on the income statement.

Recent accounting pronouncements not yet adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. The ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. Organizations will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU is effective for SEC filers for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Companies are required to apply the amendments of this ASU using a modified retrospective approach through a cumulative effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. A prospective transition approach is required for debt securities for which an other-than temporary impairment has been recognized before the effective date. The Company is currently evaluating the impact on its consolidated financial statements of adopting this guidance.

In January 2017, the FASB issued ASU 2017-04: Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the Board eliminated Step 2 from the goodwill impairment test. Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity should apply the amendments in this Update on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition. A public business entity should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of this guidance will have a significant effect on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13 related to disclosure requirements for fair value measurements. The pronouncement eliminates, modifies and adds disclosure requirements for fair value measurements. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on our consolidated financial statements, including potential early adoption.

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to the Related Party Guidance for Variable Interest Entities. ASU 2018-17 changes how entities evaluate decision-making fees under the variable interest entity guidance. To determine whether decision-making fees represent a variable interest, an entity considers indirect interests held through related parties under common control on a proportional basis, rather than in their entirety. This guidance will be adopted using a retrospective approach and is effective for the Company on January 1, 2020. The Company is evaluating the effect that adoption of this guidance will have on its consolidated financial statements and related disclosures.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

3. SIGNIFICANT RISKS AND UNCERTAINTIES

Foreign currency risk

The Renminbi (“RMB”) is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. Cash and cash equivalents of the Company included aggregate amounts of $7,879 and $3,992 at December 31, 2018 and March 31, 2019, respectively, which were denominated in RMB.

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents, accounts receivable, financing receivable and amounts due from related parties. The Company places their cash and cash equivalents, with financial institutions with high-credit ratings and quality. The Company conducts credit evaluations of customers in financing business, and requires collateral or other security from the customers for most of its financing receivable.

There were no customers that accounted for 10% or more of total net revenue for the three months ended March 31, 2018 and 2019.

No customers accounted for 10% or more of the balance of accounts receivable or financing receivable as of December 31, 2018 and March 31, 2019.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

		As of December 31,	As of March 31,
	Note	2018	2019
Advances to third parties	(i)	$30,545	$37,410
Prepaid expenses		2,013	967
Deposits		172	169
Funds receivable	(ii)	374	917
Other receivable	(iii)	362	226
Advance to employees	(iv)	2,812	4,211
Other current assets		2,436	2,210
Total		$38,714	$46,110

(i)	Advances to third parties mainly represents cash advanced to third party dealerships for car purchase. Specifically, some of the advances to third parties relates to consignment sales, in which the Company acts as an agent and assists other third party dealerships in the sale of their cars by allowing them to move their cars to the Company’s own lot. The Company pays those third party dealerships an advance amounting to the value of the car. The Company agrees to market those cars and if successfully sold, receives a commission from those third party dealerships. The Company does not take title to the cars and merely acts as an agent. The advance is subsequently settled either (1) when the car is sold by the Company or (2) if the car is not sold, the cash is remitted back to the Company by the third party dealership. The balance was substantially collected after March 31, 2019 and the commission earned from the above arrangements is immaterial for the three months ended March 31, 2018 and 2019.

(ii)	Funds receivable mainly represents balances paid by individuals that are held at a third party electronic payment channel as of December 31, 2018 and March 31, 2019. The balances were collected subsequent to period ends.

(iii)	Other receivable mainly represents cash advanced to customers of third party dealerships for purchase of cars for which loans were approved by a bank but for which the customers have not yet received the cash. The amount was subsequently collected by the Company after periods end.

(iv)	Advance to employees represents cash advanced to employees mainly for purchasing used cars on behalf of the Company.

5. CONVERTIBLE LOAN

On January 26, 2019, the Company, KAH and an investor entered into a convertible loan agreement pursuant to which the investor agreed to invest US$23 million into Kaixin with interest payable at the loan interest rate of 4.35% as stipulated by the People’s Bank of China. An additional penalty interest rate will apply for unremitted amounts in the event of a default. In the event the conversion is consummated before the maturity date, which is the earlier of May 31, 2019 or the termination date the Business Combination, any accrued interest will be waived and will not be payable.

US$20 million of the loan was advanced to the Company on January 28, 2019, and the remaining US$3 million is to be advanced to the Company on January 31, 2020. Upon completion of the Business Combination on April 30, 2019, amounts outstanding US$20 million under the convertible loan was converted into units of KAH at a conversion price of US$10.00 per unit, each unit consisting of one and one tenths ordinary shares and one half of a redeemable warrant of KAH.

As of March 31, 2019, no convertible loan was converted into the units of KAH.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

6. SHORT-TERM DEBT

		As of December 31,	As of March 31,
	Note	2018	2019
Bank of Shanghai	(i)	$21,817	$11,920
Bank of Beijing	(ii)	20,798	6,407
Others	(iii)	7,272	8,419
Total		$49,887	$26,746

(i)

In February 2018, the company entered into a loan agreement with Shanghai Bank for $9,897. The loan bears an annual interest rate of 130.0% over the one-year loan interest rate quoted by the People’s Bank of China and has a loan period of one year. The Company repaid the loan in February 2019.

In April and May 2018, the Company entered into two loan agreements with Shanghai Bank for $11,920 in aggregate. Both loans bear an annual interest rate of 140.0% over the one-year loan interest rate quoted by the People’s Bank of China and have a loan period of one year. $7,272 of the loan was due in April 2019 and was repaid by the Company.

(ii)	In March, May and June 2018, the Company entered into four loan agreements with Bank of Beijing for $20,798 in aggregate. The loans bear annual interest rates of the Loan Prime Rate plus additional interest rate ranged from 0.05% to 1.355% with loan period of one year. $14,391 of the loan was due in March 2019 and was repaid by the Company.

(iii)

In January 2018, the Company entered into two loan agreements with a third party individual for a total amounting to $6,108. The loans had an annual interest rate of 10% and were due in July 2018. The Company further renewed the loans for another 6 months with the same interest rate, and repaid the loans in January 2019.

In January and March 2019, the Company entered into two loan agreements with a third party individual for a total amounting to $6,258. The loans had an annual interest rate of 10% and were due in April 2019 and July 2019. Subsequently, the Company repaid $2,980 of the loans in April 2019.

In August 2018, the Company entered into two loan agreements with an individual for $873 in aggregate. The loans both bear an annual interest rate of 10.8% and have a period of two months and four months, respectively. The Company further renewed the loans for another 12 months with the same interest rate. In October 2018 and January 2019 the Company entered into another two agreements with the individual for $291 and $997. The loans both bear an annual interest rate of 10.8% and have a period of eight months and six months, respectively.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	As of December 31,	As of March 31,
	2018	2019
Other tax payable	$6,413	$6,445
Accrued professional, marketing and rental expenses	1,136	1,472
Employee payroll and welfare payables	616	645
Interest payable	381	191
Deposits payable	407	417
Other payables	1,691	1,775
Total	$10,644	$10,945

8. LEASE

Operating lease

The Company’s leases consist of operating leases for administrative office spaces and dealership premises in different cities in the PRC. The Company determines if an arrangement is a lease at inception. Some lease agreements contain lease and non-lease components, which the Company choose to account for as separate components. The allocation of the consideration between the lease and the non-lease components is based on the relative stand-alone prices of components included in the lease contracts. As of March 31, 2019, the Company had no long-term leases that were classified as a financing lease. As of March 31, 2019, the Company did not have additional operating leases that have not yet commenced.

Total operating lease expenses for the period ended March 31, 2019 was $665, and was recorded in cost of revenues, selling expenses, research and development expenses and general and administrative expense on the consolidated statements of operations.

Three months ended

March 31, 2019
Cash paid for amounts included in the measurement of lease liabilities:

Operating cash flows from operating leases	89

Right-of-use assets obtained in exchange for new lease operating obligations:	—

Weighted average remaining lease term	4.85 years

Weighted average discount rate of operating leases	11.52%

On March 31, 2019, future minimum payments under non-cancelable operating leases were as follows:

April to December 31, 2019	$2,214
2020	2,487
2021	1,165
2022	639
2023	325
2024	325
2025 and thereafter	642
Total	$7,797
Less: imputed interest	2,477
Total	$5,320

Future minimum lease payments under such non-cancellable operating leases as of December 31, 2018 are as follows:

2019	$3,018
2020	2,517
2021	1,189
2022	652
2023	332
2024 and thereafter	991
Total	$8,699

Payments under operating leases are expensed on a straight-line basis over the periods of their respective leases. The terms of the leases do not contain rent escalation or contingent rents. For the three months ended March 31, 2018, total rental expense for all operating leases amounted to $349.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

9. INCOME TAXES

The current and deferred component of income tax expenses which were substantially attributable to the Company’s PRC subsidiaries and VIEs and VIEs’ subsidiaries, are as follows:

	For the three-month periods ended March 31,
	2018	2019
Current income tax expenses	$876	$365
Deferred income tax expenses	—	—
Total income tax expenses	$876	$365

The principal components of the deferred tax assets and liabilities are as follows:

	As of December 31,	As of March 31,
	2018	2019
Deferred tax assets
Provision for doubtful accounts	$1,667	$1,654
Accrued payroll and welfare	129	135
Accrued liabilities	377	462
Employee education fee	5	7
Net operating loss carry forwards	8,178	8,240
Less valuation allowance	(10,356)	(10,498)
Deferred tax assets, net	$—	$—
Deferred tax liabilities	$—	$—

The Company operates through multiple subsidiaries and VIEs and VIEs’ subsidiaries. The valuation allowance is considered on each individual entity basis. The subsidiaries and VIEs and VIEs’ subsidiaries registered in the PRC have total deferred tax assets related to net operating loss carry forwards at $8,178 and $8,240 as of December 31, 2018 and March 31, 2019, respectively. The Company assessed the available evidence to estimate if sufficient future taxable income would be generated to use the existing deferred tax assets. As of December 31, 2018 and March 31, 2019, full valuation allowances were established because the Company believes that it is more likely than not that its deferred tax assets will not be utilized as it does not expect to generate sufficient taxable income in the near future.

Reconciliation between the income taxes expense computed by applying the PRC tax rate to loss before the provision of income taxes and the actual provision for income taxes is as follows:

	For the three-month periods ended March 31,
	2018	2019
Loss before provision of income tax	$(18,939)	$(19,251)
PRC statutory income tax rate	25%	25%
Income tax at statutory tax rate	(4,735)	(4,813)
Taxable deemed interest income from inter-company interest-free loans	1,045	434
Non-deductible loss and other expenses not deductible for tax purposes	2,907	4,343
Effect of income tax rate differences in jurisdictions other than the PRC	1,714	151
Effect of tax holiday	15	108
Changes in valuation allowance	(70)	142
Income tax expenses	$876	$365

The Company did not identify significant unrecognized tax benefits for the three months ended March 31, 2018 and 2019, respectively. The Company did not incur any interest and penalties related to potential underpaid income tax expenses.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

10. FAIR VALUE MEASUREMENTS

Assets and liabilities measured or disclosed at fair value

The Company measures its financial assets and liabilities, including cash and cash equivalents, restricted cash and contingent consideration at fair value on a recurring basis as of December 31, 2018 and March 31, 2019. The Company measured its financing receivables, short-term and long-term debt at amortized cost. Cash and cash equivalents and restricted cash are classified within Level 1 of the fair value hierarchy because they are valued based on the quoted market price in an active market. The carrying value of financing receivable approximates its fair value due to its short-term nature and is considered level 3 measurement. Such fair value was estimated by discounting scheduled cash flows through the estimated maturity with estimated discount rates based on current offering rates of comparable financings with similar terms. The carrying value of the debt obligations approximate fair value considering the borrowing rates are at the same level of the current market yield for the comparable debts and represent a level 2 measurement. The carrying value of amounts due from/to related parties’ approximate fair value due to the relatively short maturity.

The following table presents the fair value hierarchy for assets and liabilities measured at fair value:

	As of March 31, 2019				As of December 31, 2018
	Fair Value Measurement at the Reporting Date using				Fair Value Measurement at the Reporting Date using
	Quoted price in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant unobservable in puts Level 3	Total	Quoted price in active markets for identical assets Level 1	Significant other observable inputs Level 2	Significant unobservable in puts Level 3	Total
Cash and cash equivalents	$4,005	$—	$—	$4,005	$7,950	$—	$—	$7,950
Restricted cash	5,960	—	—	5,960	5,818	—	—	5,818
Contingent consideration	—	—	(126,079)	(126,079)	—	—	(105,670)	(105,670)
Total	$9,965	$—	$(126,079)	$(116,114)	$13,768	$—	$(105,670)	$(91,902)

The Company did not transfer any assets or liabilities in or out of Level 3 during the year ended December 31, 2018 and the three month ended March 31, 2019. The Company determines the fair value of contingent consideration by using discounted cash flow method which includes significant unobservable inputs that are classified as level 3 in the fair value hierarchy. The key assumptions used in the valuation of the contingent consideration as of March 31, 2019 are summarized in the table below:

(1)	For contingent consideration resulting from acquisition of the used car dealerships:

	As of December 31,	As of March 31,
	2018	2019
Planed Offering date	April 30, 2019	April 30, 2019
Discount rate (from acquisition date to Offering date)	15%	15%
Discount rate (from Offering date to the last settlement date)	2.75%	2.75%
Offering probability	80%	90%

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

10. FAIR VALUE MEASUREMENTS (cont.)

Assets and liabilities measured or disclosed at fair value (cont.)

(2)	For contingent consideration resulting from acquisition of the after sales service centers:

	As of December 31,	As of March 31,
	2018	2019
Planed Offering date	April 30, 2019	April 30, 2019
Discount rate (from acquisition date to the last settlement date)	15%	15%
Offering probability	80%	90%

 The following is a reconciliation of the beginning and ending balances for contingent consideration measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended March 31, 2019:

Amounts
Balance at beginning of the period	$105,670
Fair value change	17,733
Exchange difference	2,676
Balance at March 31, 2019	$126,079

Assets measured at fair value on a nonrecurring basis

The Company measured its property, equipment and goodwill at fair value on a nonrecurring basis whenever events or changes in circumstances indicate that the carrying value may no longer be recoverable. The Company measures the purchase price allocation at fair value on a nonrecurring basis as of the acquisition dates.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

11. SHARE-BASED COMPENSATION

Kaixin Auto Group Incentive Plan (the “Kaixin Auto Group 2018 Plan”)

On January 31, 2018, Kaixin Auto adopted a stock incentive plan, whereby 40,000,000 ordinary shares of Kaixin Auto Group (“Kaixin”) are made available for future grant for employees or consultants of Kaixin either in the form of incentive share options or restricted shares. The plan was amended and restated in May 2018 that up to 140,000,000 ordinary shares will be made available for granting as awards.

On March 15, 2018 and July 1, 2018, Kaixin issued an aggregate of 36,461,500 options to purchase Kaixin’s ordinary shares to certain of its directors, officers and employees to compensate their services. The term of the options may not exceed ten years from the date of the grant, except for the situation of amendment, modification and termination. The awards under the above plans are subject to vesting schedules ranging from immediately upon grant to four years subsequent to grant date. The weighted-average grant-date fair value of the share options granted during the period presented was $0.52. In determining the fair value of share options granted, a binomial option pricing model is applied.

2018

Risk-free interest rate (1)	2.82%
Volatility(2)	28%-55%
Expected term (in years)(3)	10
Exercise price(4)	$0.3
Dividend yield(5)	—
Fair value of underlying ordinary share(6)	$0.75

(1)	Risk-free interest rate

Risk-free interest rate was estimated based on the yield to maturity of treasury bonds of the United States with a maturity period close to the expected life of the options.

(2)	Volatility

The volatility of the underlying ordinary shares during the life of the options was estimated based on the historical stock price volatility of listed comparable companies over a period comparable to the expected term of the options.

(3)	Expected term

For the options granted to employees, the Company estimated the expected term based on the vesting and contractual terms and employee demographics. For the options granted to non-employees, the Company estimated the expected term as the original contractual term.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

11. SHARE-BASED COMPENSATION (cont.)

Kaixin Auto Group Incentive Plan (the “Kaixin Auto Group 2018 Plan”) (cont.)

(4)	Exercise price

The exercise price of the options was determined by the Company’s board of directors.

(5)	Dividend yield

The dividend yield was estimated by the Company based on its expected dividend policy over the expected term of the options.

(6)	Fair value of underlying ordinary shares

The estimated fair value of the ordinary shares underlying the options as of the valuation date was determined based on a contemporaneous valuation. When estimating the fair value of the ordinary shares on the valuation dates, management has considered a number of factors, including the result of a third party appraisal of the Company, while taking into account standard valuation methods and the achievement of certain events. The fair value of the ordinary shares in connection with the option grants on the valuation date was determined with the assistance of an independent third party appraiser.

The following table summarizes information with respect to share options outstanding as of March 31, 2019:

	Options outstanding			Options exercisable
The exercise prices	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number of exercisable	Weighted average remaining contractual life	Weighted average exercise price
$0.3	33,857,500	8.95	$0.30	18,254,401	8.94	$0.30

	33,857,500			18,254,401

	Number of shares	Weighted average exercise price	Weighted average grant date fair value
Balance, January 1, 2019	35,281,500	$0.30	$0.52
Granted	—	$—	$—
Exercised	—	$—	$—
Forfeited	(1,424,000)	$0.30	$0.52
Balance, March 31, 2019	33,857,500	$0.30	$0.52
Exercisable, March 31, 2019	18,254,401	$0.30	$0.52
Expected to vest, March 31, 2019	15,603,099	$0.30	$0.52

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

11. SHARE-BASED COMPENSATION (cont.)

Kaixin Auto Group Incentive Plan (the “Kaixin Auto Group 2018 Plan”) (cont.)

For employee stock options, the Company recorded share-based compensation amounting to $526 for the three-month ended March 31, 2019, based on the fair value on the grant date over the requisite service period of award using the straight-line method.

As of March 31, 2019, there was $7,995 unrecognized share-based compensation expense relating to share options. This amount is expected to be recognized over a weighted-average vesting period of 2.98 years.

On April 30, 2019, all the options granted under the Kaixin Auto Group 2018 Plan had been cancelled and replaced by the awards under KAH upon consummation of the Business Combination. The Company is in the process of finalizing the accounting of the cancellation and replacement.

Renren Inc. Incentive Plan (the “Renren Plan”)

Renren Inc. (“Renren”) adopted the 2006 Equity Incentive Plan (the “2006 Plan”), the 2008 Equity Incentive Plan (the “2008 Plan”), the 2009 Equity Incentive Plan (the “2009 Plan”), the 2011 Share Incentive Plan (the “2011 Plan”), the 2016 Share Incentive Plan (the “2016 Plan”), and the 2018 Share Incentive Plan (the “2018 Plan”) for purpose of granting of stock options and incentive stock options to employees and executives to reward them for service to the parent and to provide incentives for future service. In 2006, Renren Inc. adopted the 2006 Plan to replace the 2003 Plan, 2004 Plan and 2005 Plan. On February 26, 2016, Renren Inc. amended the 2011 Plan and 45,000,000 ordinary shares have been added to the award pool under the 2011 Plan. The maximum aggregate number of shares which may be issued pursuant to all awards under the 2006 Plan, 2008 Plan, 2009 Plan, 2011 Plan, 2016 Plan and 2018 Plan is 97,430,220, 30,529,630, 40,000,000, 110,014,158, 53,596,236 and 107,100,000, respectively. The term of the options may not exceed ten years from the date of the grant, except for the situation of amendment, modification and termination. The awards under the above plans are subject to vesting schedules ranging from immediately upon grant to six years subsequent to grant date.

On August 24, 2017, Renren Inc.’s Compensation Committee approved to reduce the exercise price for all outstanding options previously granted with an exercise price higher than $0.478 per ordinary share to $0.478 per share. Such reduction was accounted by Renren Inc. as a share option modification and required the re-measurement of these share options at the time of the modification. The total incremental cost as a result of the modification was $10,382. The incremental cost related to vested options amounted to $7,427 and was recorded in the consolidated statements of operations during the year ended December 31, 2017. The incremental cost related to unvested options amounted to $2,955 and will be recorded over the remaining service period.

On June 29, 2018, Renren Inc.’s Compensation Committee approved to reduce the exercise price for all outstanding options previously granted by Renren with an exercise price higher than $0.0613 per ordinary share to $0.0613 per share. Such reduction was accounted by Renren as a share option modification and required the re measurement of these share options at the time of the modification. The total incremental cost as a result of the modification was $10,779. The incremental cost related to vested options amounted to $9,304 and was recorded in the consolidated statements of operations during year ended December 31, 2018. The incremental cost related to unvested options amounted to $1,475 and will be recorded over the remaining service periods.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

11. SHARE-BASED COMPENSATION (cont.)

Renren Inc. Incentive Plan (the “Renren Plan”) (cont.)

The aggregate intrinsic value was calculated as the difference between the exercise price of the underlying awards and the closing stock price of $0.10 and $0.10 of Renren Inc.’s ordinary share on December 31, 2018 and March 31, 2019, respectively. The total intrinsic value of options exercised for the years ended December 31, 2018 and the three-month-periods ended March 31, 2019 were $21 and $2, respectively. The total fair value of options vested during the years ended December 31, 2018 and for the three month-periods ended March 31, 2019 were $7,532, and $894, respectively.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

11. SHARE-BASED COMPENSATION (cont.)

Renren Inc. Incentive Plan (the “Renren Plan”) (cont.)

The following table summarizes information with respect to share options outstanding as of March 31, 2019:

	Options outstanding				Options exercisable
Range of exercise prices	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Weighted average intrinsic value	Number of exercisable	Weighted average remaining contractual life	Weighted average exercise price	Weighted average intrinsic value
$0.01 ~ $0.18	139,044,701	5.16	$0.06	$5,659	119,168,400	4.89	$0.06	$4,850
	139,044,701			$5,659	119,168,400			$4,850

	Number of Shares	Weighted average exercise price	Weighted average grant date fair value
Balance, January 1, 2019	139,094,101	$0.06	$0.64
Granted	—	—	—
Exercised	(48,495)	$0.06	$0.28
Forfeited	(905)	$0.06	$0.58
Balance, March 31, 2019	139,044,701	$0.06	$0.64
Exercisable, March 31, 2019	119,168,400	$0.06
Expected to vest, March 31, 2019	19,876,301	$0.06

For employee stock options, Renren Inc. recorded share-based compensation $4,481 and $1,157 for the three month-periods ended March 31, 2018 and 2019, respectively, based on the fair value on the grant dates over the requisite service period of award using the straight-line method.

As of March 31, 2019, there was $13,128 unrecognized share-based compensation expense relating to share options. This amount is expected to be recognized over a weighted-average vesting period of 2.79 years.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

11. SHARE-BASED COMPENSATION (cont.)

Nonvested restricted shares

A summary of the nonvested restricted shares activity is as follows:

	Weighted number of nonvested restricted shares	Weighted average fair value per ordinary share at the grant dates
Outstanding as of December 31, 2018	73,772,379	$0.21
Granted	3,977,145	$0.10
Vested	(3,157,710)	$0.31
Forfeited	(3,534,475)	$0.14
Outstanding as of March 31, 2019	71,057,339	$0.20

Renren Inc. recorded compensation expenses based on the fair value of nonvested restricted shares on the grant dates over the requisite service period of award using the straight line vesting attribution method. The fair value of the nonvested restricted shares on the grant date was the closing market price of the ordinary shares as of the date. Renren Inc. recorded the compensation expenses related to nonvested restricted shares in an amount of $996 and $1,126 during the three month-periods ended March 31, 2018 and 2019 respectively.

Total unrecognized compensation expense amounted to $14,016 related to nonvested restricted shares granted as of March 31, 2019. The expense is expected to be recognized over a weighted-average period of 5.03 years.

Share-based compensation expense under the Renren Plan allocated to the Company

The share-based compensation expense under Renren Plan allocated to the Company amounted to $566 and $109 for the three month-periods ended March 31, 2018 and 2019 respectively. These expenses are part of research and development expenses and general and administrative expenses allocated from Renren, which were waived by Renren and have been reflected as capital contributions as of the date such expenses were originally allocated.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

12. RELATED PARTY BALANCES AND TRANSACTIONS

The table below sets forth major related parties and their relationships with the Company:

Company Name	Relationship with the Company
Renren Inc.	Parent of the Company

Details of related party balances and transactions as of December 31, 2018 and March 31, 2019 are as follows:

(1)	Amounts due to related parties

	As of December 31,	As of March 31,
	2018	2019
Renren and its subsidiaries(1)	$78,108	$77,613
Total	$78,108	$77,613

(1)	The amount represents advanced funds provided by Renren and its subsidiaries to finance the Company’s daily operations. The amounts are interest-free and are repayable on demand. Subsequent to March 31, 2019, Renren has waived the total balance upon consummation of the Business Combination. Refer to Note 1.

(2)	Transactions with related parties:

There are no transaction with related parties for the three months ended March 31, 2018 and 2019.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

13. SEGMENT INFORMATION

The Company’s Chief Operating Decision Maker (the “CODM”) during the three months ended March 31, 2019 is the Chief Executive Officer of the Company, who is responsible for decisions about allocating resources and assessing performance of the Company.

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s CODM. For the three months ended March 31, 2019, the Company’s CODM reviewed the financial information of the used car sales business carried out by the Company on a consolidated basis. Therefore, the Company has one operating and reportable segment. The Company operates solely in the PRC and all of the Company’s long-lived assets are located in the PRC.

The Company does not allocate assets to its current operating segments as management does not believe that allocating these assets is useful in evaluating these segments’ performance. Accordingly, the Company has not made disclosure of total assets by reportable segment.

All of the Company’s revenue for the three months ended March 31, 2018 and 2019 was generated from the PRC.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

14. LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per ordinary share for the three-month periods ended March 31, 2018 and 2019:

	For the three-month periods ended March 31,
	2018	2019
Net loss:
Loss from continuing operations	(19,815)	(19,616)
Loss from discontinued operations, net of taxes	(1,279)	—

Net loss	(21,094)	(19,616)
Net loss attributable to the noncontrolling interest	20	108

Net loss attributable to Kaixin Auto Group	(21,074)	(19,508)

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share-basic	160,000,000	160,000,000

Weighted average number of ordinary shares outstanding used in computing net loss per ordinary share-diluted	160,000,000	160,000,000

Net loss per ordinary share attributable to Kaixin Auto Group shareholders - basic:
Loss per ordinary share from continuing operations	(0.12)	(0.12)
Loss per ordinary share from discontinued operations	(0.01)	—

Net loss per ordinary share attributable to Kaixin Auto Group shareholders - basic:	(0.13)	(0.12)

Net loss per ordinary share attributable to Kaixin Auto Group shareholders - diluted:
kjLoss per ordinary share from continuing operations	(0.12)	(0.12)
Loss per ordinary share from discontinued operations	(0.01)	—

Net loss per ordinary share attributable to Kaixin Auto Group shareholders - diluted:	(0.13)	(0.12)

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

15. EMPLOYEE BENEFIT PLAN

Full time employees of the Company in the PRC participate in a government-mandated defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. The Company accrues for these benefits based on certain percentages of the employees’ salaries. The total provisions for such employee benefits from continuing operations were $ 1,009 and $ 849 for the three months ended March 31, 2018 and 2019, respectively.

16. STATUTORY RESERVE AND RESTRICTED NET ASSETS

In accordance with the Regulations on Enterprises with Foreign Investment of China and their articles of association, the Company’s subsidiaries and VIE entities located in the PRC, being foreign invested enterprises established in the PRC, are required to provide for certain statutory reserves. These statutory reserve funds include one or more of the following: (i) a general reserve, (ii) an enterprise expansion fund or discretionary reserve fund, and (iii) a staff bonus and welfare fund. Subject to certain cumulative limits, the general reserve fund requires a minimum annual appropriation of 10% of after-tax profit (as determined under accounting principles generally accepted in China at each year-end); the other fund appropriations are at the subsidiaries’ or the affiliated PRC entities’ discretion. These statutory reserve funds can only be used for specific purposes of enterprise expansion, staff bonus and welfare, and are not distributable as cash dividends except in the event of liquidation of the Company’s subsidiaries, the Company’s affiliated PRC entities and their respective subsidiaries. The Company’s subsidiaries and VIE entities are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital.

As of March 31, 2019, none of the Company’s PRC subsidiaries and VIE entities had a general reserve that reached the 50% of their registered capital threshold, therefore they will continue to allocate at least 10% of their after-tax profits to the general reserve fund.

Appropriations to the enterprise expansion reserve and the staff welfare and bonus reserve are to be made at the discretion of the board of directors of each of the Company’s subsidiaries. The appropriation to these reserves by the Company’s PRC subsidiaries was $nil and $nil for the year ended December 31, 2018 and three months ended March 31, 2019, respectively.

As a result of these PRC laws and regulations and the requirement that distributions by PRC entities can only be paid out of distributable profits computed in accordance with PRC GAAP, the PRC entities are restricted from transferring a portion of their net assets to the Company. Amounts restricted include paid-in capital and the statutory reserves of the Company’s PRC subsidiaries and VIE entities. The aggregate amounts of capital and statutory reserves restricted which represented the amount of net assets of the relevant subsidiaries and VIE entities in the Company not available for distribution was $97,697 and $103,524 as of December 31, 2018 and March 31, 2019, respectively.

KAIXIN AUTO GROUP

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2018 AND 2019

(In thousands of US dollars, except share and per share data, or otherwise noted)

17. SUBSEQUENT EVENT

The Company has evaluated subsequent events to the balance sheet date of March 31, 2019 through May 15, 2019, the issuance date of these financial statements.